Exhibit 99.1

OSPREY ENERGY ACQUISITION CORP.

BALANCE SHEET

		Pro Forma
	July 26, 2017	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$1,495,505	$-	$1,495,505
Prepaid expenses	22,000	-	22,000
Total Current Assets	1,517,505	-	1,517,505

Cash held in Trust Account	250,000,000	25,000,000	275,000,000
Total Assets	$251,517,505	$25,000,000	$276,517,505

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities – accrued offering costs	$18,395	$-	$18,395
Deferred underwriting fees	8,750,000	875,000	9,625,000
Total Liabilities	8,768,395	875,000	9,643,395

Commitments
Common stock subject to possible redemption, 23,774,910 and 26,187,410 shares at redemption value	237,749,100	24,125,000	261,874,100

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	-	-	-
Class A Common stock, $0.0001 par value; 125,000,000 shares authorized; 1,225,090 and 1,312,590 shares issued and outstanding (excluding 23,774,910 and 26,187,410 shares subject to possible redemption)	123	8	131
Class B Common stock, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 and 6,875,000 shares issued and outstanding	719	(31)	688
Additional paid-in capital	5,002,839	23	5,002,862
Accumulated deficit	(3,671)	-	(3,671)
Total Stockholders' Equity	5,000,010	-	5,000,010
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$251,517,505	$25,000,000	$276,517,505